UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 29, 2019

FORESIGHT ENERGY LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36503	80-0778894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
211 North Broadway, Suite 2600 Saint Louis, MO		63102
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code): (314) 932-6160

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	FELP	New York Stock Exchange (“NYSE”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03 Bankruptcy or Receivership.

Item 8.01 Other Events.

On October 29, 2019, Murray Energy Holdings Co. (“Murray Energy”), the owner of a controlling interest in Foresight Energy GP LLC (“FELP GP LLC”), the general partner of Foresight Energy LP (“FELP”), and certain of Murray Energy’s direct and indirect subsidiaries (collectively, and excluding FELP and its direct and indirect subsidiaries, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Ohio Western Division (the “Bankruptcy Court”). The Debtors sought, and received, Bankruptcy Court authorization to jointly administer the chapter 11 cases (the “Murray Chapter 11 Cases”) under the caption “In re: Murray Energy Holdings Co., et al.” Case No. 19-56885. The Debtors will continue to manage their properties and operate their businesses as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

As part of their strategic relationship with the Debtors, FELP and certain of its direct and indirect subsidiaries are parties to various agreements with the Debtors, including, but not limited to:

•	a management services agreement;
•	a lease agreement;
•	an overriding royalty agreement;
•	coal-sale arrangements; and
•	ordinary course maintenance, repair and transportation arrangements.

(together, the “Murray Contracts”).  The Murray Contracts are more fully described in FELP’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

In its filings with the Bankruptcy Court, the Debtors have indicated that they intend to continue performing their obligations under the Murray Contracts during the pendency of the Murray Chapter 11 Cases. On October 31, 2019, the Bankruptcy Court approved an order permitting the Debtors to continue performing their intercompany transactions with FELP. Although FELP and the Debtors currently intend to continue performing their respective obligations under the Murray Contracts, there can be no assurance that FELP or the Debtors will not, in the future, reject, repudiate, renegotiate or terminate the Murray Contracts. Additionally, as FELP noted in a statement filed with the Bankruptcy Court, the board of directors of FELP GP LLC has appointed a conflicts committee composed of independent directors tasked with closely monitoring the Murray Chapter 11 Cases and protecting FELP’s interests with respect to the Debtors.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes, and oral statements made from time to time by representatives of FELP may include, certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the impact and effect of the Murray Chapter 11 Cases on FELP’s business, financial condition or future results. Such statements are subject to risks and uncertainties that could cause results to differ materially from FELP’s expectations, including the risk factors described in FELP’s Annual Report on Form 10-K for the year ended December 31, 2018 relating to FELP’s relationship with the Debtors, as updated in FELP’s subsequently filed Quarterly Reports on Form 10-Q. While FELP makes these statements in good faith, neither FELP nor its management can guarantee that anticipated future results will be achieved. FELP assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by FELP, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Foresight Energy LP
By:	Foresight Energy GP LLC,
its general partner
By:	/s/ Robert D. Moore
Robert D. Moore
Chairman of the Board, President and Chief Executive Officer
Date: November 4, 2019

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